Exhibit 3

This presentation contains forward-looking statements within the meaning of the U.S. federal securities laws. CEMEX, S.A.B. de C.V. and its direct and indirect subsidiaries (“CEMEX”) intends, but are not limited to, these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential” and “intend” or other similar words. These forward-looking statements reflect CEMEX’s current expectations and projections about future events based on CEMEX’s knowledge of present facts and circumstances and assumptions about future events. These statements necessarily involve risks and uncertainties that could cause actual results to differ materially from CEMEX’s expectations. Some of the risks, uncertainties and other important factors that could cause results to differ, or that otherwise could have an impact on CEMEX or its subsidiaries, include, but are not limited to, the cyclical activity of the construction sector; CEMEX’s exposure to other sectors that impact CEMEX’s business, such as the energy sector; competition; general political, economic and business conditions in the markets in which CEMEX operates; the regulatory environment, including environmental, tax, antitrust and acquisition-related rules and regulations; CEMEX’s ability to satisfy CEMEX’s obligations under its material debt agreements, the indentures that govern CEMEX’s senior secured notes and CEMEX’s other debt instruments; expected refinancing of existing indebtedness; the impact of CEMEX’s below investment grade debt rating on CEMEX’s cost of capital; CEMEX’s ability to consummate asset sales, fully integrate newly acquired businesses, achieve cost-savings from CEMEX’s cost-reduction initiatives and implement CEMEX’s global pricing initiatives for CEMEX’s products; the increasing reliance on information technology infrastructure for CEMEX’s invoicing, procurement, financial statements and other processes that can adversely affect operations in the event that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; weather conditions; natural disasters and other unforeseen events; and the other risks and uncertainties described in CEMEX’s public filings. Readers are urged to read these presentations and carefully consider the risks, uncertainties and other factors that affect CEMEX’s business. The information contained in these presentations is subject to change without notice, and CEMEX is not obligated to publicly update or revise forward-looking statements. Readers should review future reports filed by CEMEX with the U.S. Securities and Exchange Commission. Unless the context indicates otherwise, all references to pricing initiatives, price increases or decreases, refer to CEMEX’s prices for CEMEX’s products. UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS, AS APPLICABLE Copyright CEMEX, S.A.B. de C.V. and its subsidiaries

Solid like-to-like operating and financial results during 2015 Our volumes increased in our core businesses and prices in local-currency terms improved as well, reflecting the implementation of our pricing strategy Favorable volumes and prices resulted in a 5% growth in like-to-like sales Operating EBITDA increased by 9%, on a like-to-like basis, reflecting our US$150 million cost-reduction program and the favorable operating leverage in some of our markets Operating EBITDA margin improved by 1.1pp Controlling interest net income reached US$75 million and was positive for the first time in six years

Operating EBITDA negatively impacted by the unprecedented strength of the U.S. dollar Operating EBITDA variation breakdown +9% 2.6 -11% -0.3 2015 like-to-like -0.3 Variable cost & distribution -0.2 Fixed cost & other 2.9 Billions of US dollars

Free cash flow increased by more than US$400 million even though operating EBITDA was US$60 million lower Free Cash Flow after Total Capex variation breakdown FCF 2014 after change in EBITDA 418 Change in FCF Millions of US dollars

Debt reduction of more than US$2 billion in 2 years, despite relatively stable EBITDA 15.3 FCF + Divestments 17.5 (2.1) (1.1) (0.8) (0.5) (0.3) 0.5 Total debt plus perpetuals variation breakdown Billions of US dollars

CEMEX continues to have a manageable consolidated debt maturity profile Millions of US dollars Avg. life of debt: 5.1 years Fixed Income Other bank / WC debt / Certificados Bursátiles Convertible Subordinated Notes2 Credit Agreement Total debt excluding perpetual notes1 as of December 31, 2015 US$ 14,887 million 432 3,259 2,455 1,438 1,469 1,930 957 1,973 377 597 1 CEMEX has perpetual debentures totaling US$440 million 2 Convertible Subordinated Notes include only the debt component of US$1,474 million; total notional amount is about US$1,563 million

Fourth Quarter 2015 Regional Highlights

Mexico Volume performance for our three core products reflects our pricing strategy and focus on profitability Our cement volumes increased 4% sequentially and our market position remained stable Prices for our three core products in local-currency terms higher during both the quarter and full year 2015, on a year-over-year basis During 2015, the main drivers of our cement volumes were the industrial-and-commercial and formal residential sectors Self-construction sector continues to be supported by job creation, real wages and remittances

United States Higher volumes for our three core products during the quarter and full year; cement volumes, excluding oil-well cement and related activities, increased 10% and 6% during the quarter and full year, respectively During the quarter and full year, ready-mix volumes increased 9% and 10%, respectively, on a like-to-like basis The residential and infrastructure sectors were the main drivers of volume growth during the quarter Housing permits in three of our four key states—Florida, California, and Arizona—outperformed the 12% national growth for 2015 In December, U.S. Congress passed a 5-year, $305 billion transportation bill which should promote more cement-intensive infrastructure investment Millions of US dollars Net Sales 3,935 3,678 7% 7% 967 923 5% 5% Op. EBITDA 565 421 34% 34% 173 138 26% 26% as % net sales 14.4% 11.4% 3.0pp 17.9% 14.9% 3.0pp 4Q15 4Q14 % var l-t-l % var 2015 2014 % var l-t-l % var

Northern Europe Regional like-to-like cement and aggregates volumes increased by 9% and 1%, respectively, while ready-mix volumes remained flat during 2015 In Germany, like-to-like cement and ready-mix volumes increased by 6% and 1%, respectively, while aggregates declined by 4% during 2015; like-to-like cement prices in local-currency terms remained stable sequentially; the residential sector was the main driver of demand during 2015 In Poland, our market presence remained stable during 2015; quarterly volumes driven by favorable weather conditions In the UK, improvement in quarterly and full year cement and aggregates volumes driven by sustained growth in all sectors; full year volumes for cement and aggregates were the highest since 2008 1 Volume-weighted, local-currency average prices

Mediterranean Regional like-to-like gray cement volumes decreased by 3% during the quarter and by 9% during 2015 In Egypt, cement volumes during the quarter benefited from the continuity of government projects In Spain, like-to-like cement volumes declined by 10% during the quarter and by 9% for the full year, mainly reflecting our focus on more profitable volumes In Spain, like-to-like cement prices in local currency terms increased during the quarter and the full year by 6% and 11%, respectively, on a year-over-year basis, and by 1% sequentially 1 Volume-weighted, local-currency average prices

South, Central America and the Caribbean 1 Volume-weighted, local-currency average prices Increase in full-year cement volumes in the Dominican Republic, Costa Rica and Nicaragua Increase in year-over-year regional cement pricing mainly due to higher prices in Colombia In Colombia, the decline in our cement volumes for the quarter and full year reflect a high base of comparison as well as the implementation of our pricing strategy; the residential and infrastructure activity as the main drivers In Panama, cement volumes, adjusting for the Panama Canal expansion project, were flat during 2015 Millions of US dollars Net Sales 1,894 2,195 (14%) 1% 436 514 (15%) 1% Op. EBITDA 571 727 (22%) (9%) 125 165 (25%) (11%) as % net sales 30.1% 33.1% (3.0pp) 28.6% 32.2% (3.6pp) 4Q15 4Q14 % var l-t-l % var 2015 2014 % var l-t-l % var

Asia 1 Volume-weighted, local-currency average prices Year-over-year increase in regional cement volumes during the quarter and full year 2015 reflects positive performance from our operations in the Philippines During the quarter, regional prices for cement and aggregates were higher both sequentially and on a year-over-year basis, in local-currency terms; for the full year 2015, prices for cement and ready mix were also higher and aggregates remained flat In the Philippines, the double-digit growth in cement volumes during the quarter and for the full year reflects positive performance from all sectors, as well as the introduction of additional grinding mill capacity late 2014

4Q15 Results

Operating EBITDA, cost of sales and operating expenses Operating EBITDA during 2015 increased by 9% on a like-to-like basis mainly due to higher contributions from Mexico, the U.S., and the Northern Europe and Asia regions Cost of sales, as a percentage of net sales, remained stable during the quarter and declined by 1.1pp during the year, reflecting our cost-reduction initiatives Operating expenses, as a percentage of net sales, decreased by 0.3pp during the quarter mainly driven by lower distribution expenses and cost reduction initiatives Millions of US dollars 2015 2014 % var l-t-l % var 2015 2014 % var l-t-l % var Net sales 14,127 15,288 (8%) 5% 3,416 3,739 (9%) 2% Operating EBITDA 2,636 2,696 (2%) 9% 663 692 (4%) 7% as % net sales 18.7% 17.6% 1.1pp 19.4% 18.5% 0.9pp Cost of sales 9,410 10,356 9% 2,239 2,449 9% as % net sales 66.6% 67.7% 1.1pp 65.5% 65.5% 0.0pp Operating expenses 3,043 3,296 8% 767 851 10% as % net sales 21.5% 21.6% 0.1pp 22.5% 22.8% 0.3pp January - December Fourth Quarter

Free cash flow Working capital days during 2015 decreased to 20 from 27 days during 2014

Other expenses, net, during the quarter resulted in an expense of US$92 million mainly due to impairment of assets and severance payments Foreign-exchange gain of US$21 million resulting primarily from the fluctuation of the Mexican peso versus the U.S. dollar partially offset by the fluctuation of the Euro versus the U.S. dollar Loss on financial instruments of US$21 million related mainly to CEMEX shares Controlling interest net income of US$144 million, versus a loss of US$178 million in 4Q14, mainly reflects lower other expenses, lower loss in financial instruments, lower financial expenses, and a positive effect in discontinued operations, partially offset by lower foreign-exchange gain, lower operating earnings before other expenses, and higher non-controlling interest Other income statement items

2016 Outlook

We expect a low-single-digit increase in consolidated volumes for cement and mid-single-digit increase for both ready mix and aggregates Regarding cost of energy, on a per ton of cement produced basis, a decline from last year’s level of approximately 10% is expected Total capital expenditures expected to be about US$700 million, US$450 million in maintenance capex and US$250 million in strategic capex We expect working capital investment during the year to be flat to marginally higher versus 2015 We expect cash taxes to be under US$400 million during the year We expect a reduction in our cost of debt of US$50 million, including our perpetual and convertible securities 2016 guidance

CEMEX delivered on its 2015 commitments

	Initiatives	Targets announced in February 2015	Results as of end of 2015
In 2015	Cost and expense reductions	US$150 million	~ US$150 million ✓
	FCF initiatives	US$250 million	~ US$475 million ✓
	Total debt reduction	US$0.5 – 1.0 billion	~ US$1 billion ✓
1 ½ years	Asset divestments	US$1.0 – 1.5 billion	~ US$0.7 billion

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New 2016 initiatives to further bolster our road to investment grade Cost and expense reductions US$150 million FCF initiatives Asset divestments Total debt reduction US$200 million US$1.0 – 1.5 billion US$0.5 – 1.0 billion Initiatives 2016 2 years Targets Total debt reduction Up to US$2 billion

Appendix

4Q15 results highlights During 2015, operating EBITDA increased by 9%, on a like-to-like basis, mainly due to higher contributions from Mexico, the U.S., and the Northern Europe and Asia regions Free cash flow after maintenance capital expenditures increased by 35% during the quarter and by 121% during 2015 Millions of US dollars 2015 2014 % var l-t-l % var 2015 2014 % var l-t-l % var Net sales 14,127 15,288 (8%) 5% 3,416 3,739 (9%) 2% Gross profit 4,717 4,932 (4%) 8% 1,178 1,290 (9%) 3% Operating earnings before other expenses, net 1,674 1,637 2% 17% 410 439 (6%) 11% Operating EBITDA 2,636 2,696 (2%) 9% 663 692 (4%) 7% Free cash flow after maintenance capex 881 399 121% 566 421 35% January - December Fourth Quarter

Consolidated volumes and prices During the quarter, higher year-over-year volumes for our three core products in the U.S. and the Mediterranean and Asia regions, with the exception of ready mix in the case of Asia Achieved record-high cement volumes during 2015 in the Philippines and Nicaragua, as well as record ready-mix volumes in Israel, Egypt, the Dominican Republic, Guatemala and Haiti Quarterly and full year increases in consolidated prices for our three core products on a like-to-like basis 1 Like-to-like volumes adjusted for investments/divestments and, in the case of prices, foreign-exchange fluctuations 2015 vs. 2014 4Q15 vs. 4Q14 4Q15 vs. 3Q15 Volume (l-t-l 1 ) 1% (1%) (4%) Price (USD) (7%) (6%) (1%) Price (l-t-l 1 ) 4% 5% (0%) Volume (l-t-l 1 ) 2% (1%) (4%) Price (USD) (6%) (4%) (3%) Price (l-t-l 1 ) 4% 4% (2%) Volume (l-t-l 1 ) (0%) (0%) (6%) Price (USD) (5%) (3%) (2%) Price (l-t-l 1 ) 4% 3% (1%) Aggregates Domestic gray cement Ready mix

Additional information on debt and perpetual notes Interest rate Fixed 74% Variable 26% Currency denomination U.S. dollar 83% Euro 16% 1 Includes convertible notes and capital leases, in accordance with IFRS 2 Consolidated Funded Debt as of December 31, 2015 was US$13,806 million, in accordance with our contractual obligations under the Credit Agreement 3 EBITDA calculated in accordance with IFRS 4 Interest expense in accordance with our contractual obligations under the Credit Agreement Mexican peso 1% Third Quarter 2015 2014 % Var. 2015 Total debt 1 14,887 15,825 (6%) 15,136 Short-term 3% 8% 2% Long-term 97% 92% 98% Perpetual notes 440 466 (6%) 445 Cash and cash equivalents 887 852 4% 457 Net debt plus perpetual notes 14,441 15,440 (6%) 15,124 Consolidated Funded Debt 2 / EBITDA 3 5.21 5.19 5.18 Interest coverage 3 4 2.61 2.34 2.59 Fourth Quarter Millions of US dollars

Additional information on debt and perpetual notes 1 Includes convertible notes and capital leases, in accordance with IFRS Total debt1 by instrument 68% 10% 21% 2015 % of total 2014 % of total 2015 % of total Facilities Agreement 0 0% 1,938 12% 0 0% Credit Agreement 3,062 21% 1,286 8% 3,172 21% Other bank / WC Debt / CBs 214 1% 200 1% 210 1% Fixed Income 10,136 68% 10,670 67% 10,291 68% Convertible Subordinated Notes 1,474 10% 1,731 11% 1,463 10% Total Debt 1 14,887 15,825 15,136 Millions of US dollars Third Quarter Fourth Quarter

2015 volume and price summary: Selected countries 1 On a like-to-like basis, cement, ready-mix, and aggregates volumes increased by 6% and 1% and declined by 4%, respectively, during 2015. 2 On a like-to-like basis cement volumes declined by 9% during 2015. Prices Prices Prices (LC) (LC) (LC) Mexico 1% (8%) 10% (5%) (10%) 7% (9%) (10%) 7% U.S. 2% 6% 6% 13% 5% 5% 6% (0%) (0%) Germany 1 (47%) (11%) 7% (45%) (15%) 2% (61%) (14%) 3% Poland 15% (21%) (5%) 16% (15%) 2% (6%) (11%) 6% France N/A N/A N/A (5%) (19%) (2%) (2%) (18%) (1%) UK 7% (4%) 4% (2%) (2%) 5% 5% (3%) 5% Spain 2 35% (16%) 1% (18%) (6%) 12% (5%) (21%) (6%) Egypt (9%) (13%) (5%) 48% 3% 12% (17%) 90% 106% Colombia (9%) (22%) 8% (3%) (23%) 6% (6%) (23%) 4% Panama (9%) 4% 4% (12%) (4%) (4%) (0%) 3% 3% Costa Rica 7% 3% 1% 14% (1%) (3%) 16% (3%) (4%) Philippines 21% 0% 3% N/A N/A N/A N/A N/A N/A Aggregates 2015 vs. 2014 Domestic gray cement 2015 vs. 2014 Ready mix 2015 vs. 2014 Prices (USD) Volumes Prices (USD) Volumes Prices (USD) Volumes

4Q15 volume and price summary: Selected countries 1 On a like-to-like basis, cement, ready-mix, and aggregates volumes increased during the quarter by 7% and 5%, and remained flat, respectively, on a year-over-year basis. 2 On a like-to-like basis, cement volumes declined during the quarter by 10%, on a year-over-year basis. Prices Prices Prices (LC) (LC) (LC) Mexico (6%) (5%) 14% (16%) (10%) 8% (19%) (11%) 6% U.S. 5% 3% 3% 12% 3% 3% 8% (1%) (1%) Germany 1 (47%) (8%) 6% (42%) (10%) 4% (60%) (13%) 0% Poland 2% (18%) (4%) (7%) (13%) 1% (3%) (17%) (3%) France N/A N/A N/A 4% (17%) (5%) 1% (13%) (0%) UK 1% (1%) 4% (3%) (3%) 2% 8% (3%) 2% Spain 2 46% (19%) (7%) (17%) (8%) 6% (20%) (24%) (12%) Egypt 4% (22%) (14%) 43% (4%) 6% (23%) 82% 101% Colombia (8%) (15%) 18% (11%) (23%) 7% (16%) (21%) 9% Panama (22%) 5% 5% (24%) (6%) (6%) (19%) 2% 2% Costa Rica (9%) (1%) (2%) 13% 4% 4% 4% (11%) (12%) Philippines 14% (0%) 5% N/A N/A N/A N/A N/A N/A 4Q15 vs. 4Q14 Domestic gray cement 4Q15 vs. 4Q14 Prices (USD) Volumes Ready mix Volumes Prices (USD) Volumes Prices (USD) Aggregates 4Q15 vs. 4Q14

2016 expected outlook: Selected countries Domestic gray cement Ready mix Aggregates Volumes Volumes Volumes Consolidated low-single-digit growth mid-single-digit growth mid-single-digit growth Mexico mid-single-digit growth mid-single-digit growth high-single-digit growth United States mid-single-digit growth mid-single-digit growth mid-single-digit growth Germany 2% 5% 4% Poland 4% 10% 7% France N/A 1% 2% UK 4% 5% 2% Spain 10% (8%) 5% Egypt 3% 10% 14% Colombia low to mid-single- digit growth high-single-digit growth high-single-digit growth Panama high-single-digit decline flat low-teens growth Costa Rica low-single-digit decline low-single-digit decline low-single-digit growth Philippines 6% N/A N/A

Definitions 2015 / 2014: Results for the twelve months of the years 2015 and 2014, respectively. Cement: When providing cement volume variations, refers to domestic gray cement operations (starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement) LC: Local currency Like-to-like percentage variation (l-t-l % var): Percentage variations adjusted for investments/divestments and currency fluctuations Maintenance capital expenditures: Investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies Operating EBITDA: Operating earnings before other expenses, net plus depreciation and operating amortization pp: Percentage points Prices: All references to pricing initiatives, price increases or decreases, refer to our prices for our products Strategic capital expenditures: Investments incurred with the purpose of increasing the company’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs

Contact information Stock Information NYSE (ADS): CX Mexican Stock Exchange: CEMEXCPO Ratio of CEMEXCPO to CX:10 to 1 Investor Relations In the United States +1 877 7CX NYSE In Mexico +52 81 8888 4292 ir@cemex.com Calendar of Events March 31, 2016 Ordinary and Extraordinary General Shareholders Meetings April 21, 2016 First quarter 2016 financial results conference call July 27, 2016 Second quarter 2016 financial results conference call October 27, 2016 Third quarter 2016 financial results conference call